EXHIBIT 2.8

Filed in the Office of Secretary of State State Of Nevada Business Number C33445 - 2003 Filing Number 20211544574 Filed On 6/17/2021 2:09:00 PM Number of Pages 2

BARBAR A K . CEGAVSKE Secretary of State 20 2 Nort h Carso n Street Carso n City , Nevad a 89701 - 4201 (TT') $84 - 708 Webslte: www.n \ /'5Qs.gov Certificate of Amendment (PuRsvf%ro NRS 11t o 1s ; /7e.3eo) Certificate to Accompany Re•tated Artiele$ o.r Amende.d 1. 1 nd Restate d Article s . < P : v R $ u A N n o • N R r e . . M > 3 ) Officer's . Statement RuRsuANr To NRS so . 030 4 . Effectiv e Dat e and Time: (Optional} 5. Informatio n Being Changed: (Domestic corporations only) Change s t o takes th e followin g e ffec t : O Th e entit y nam e ha s bee n amended. Ƒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) Ƒ The purpose . of the entity . has been amend . ed. [B l Th e authorize d shares hav e bee n amended. D The directors , menaQers or general partners have been amended. D IRS tax language has been added. O Artlele s hav e bee11added. O Article s hsv e b n deleted. D Other. , .. " .. . . _ '! . !L arti<:.:!! - - Y n _ ;. , ! ed a!Jollows: provide artlclenumbe . if availabfe - ) < i 1 80,000,000,000 common shares are authorized . ,P r $0.0001 i --- - .. . ........... . _ _ J (attach additional pa (s} i f necessary} Signatur., . of . Officer or Authorized Signer Title *If any proposed amendmentwould alter or c ng any preference or any r$1atlve or other right given to any class or series of outstanding shares , . then the amendment must be approved by the vote, ln addition t the affirmative vote otherwI$e required, of the holders of shares pl'$si3Mtlng a majortiy . of the voting power of each class or series affeeted by . the amendment r.ttgardI8$8 IQ limlw.tlons or restriction$ on the voting power thereof 6. Signature: (Required} Plea e Include 111ny required or 0.ptfonal Information In •paca · bafow: · ( attac h additiona l page ( il ) tfne¢eilsary ) · This form must be accompanied by appropriate fees. Page2of2 Rev i se d : 111/2019